SECURITY AGREEMENT

(INTELLECTUAL PROPERTY)

THIS SECURITY AGREEMENT (the "Agreement"), is made as of this 30th day of August, 2002, by and between GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation having its chief executive offices at 33 Coffee Lane, Waterbury, Vermont 05676 (hereinafter, together with any successors to and assigns of any or all of its present or future interests in the Intellectual Property Collateral, as hereinafter defined, other than the Lender, as hereinafter defined, referred to jointly, severally, individually, and collectively as the "Debtor"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 (together with its successors and assigns, the "Secured Party"), acting as agent under the terms of that certain Credit Agreement dated as of even date herewith (as it may be amended from time to time, the "Credit Agreement") by and among the Debtor, Green Mountain Coffee Roaster Franchising Corporation, the Secured Party and the banks that are parties thereto (the "Lenders") (the "Secured Party").

WHEREAS, the Debtor has requested that the Lenders enter into the Credit Agreement with the Debtor, and to extend credit to the Debtor on the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the Lenders' agreement to enter into the Credit Agreement and extend credit to the Debtor thereunder that the Debtor execute and deliver this Agreement and grant the security interest herein provided. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 9 hereof. Any and all terms not described herein shall have the meaning ascribed to them in the Credit Agreement.

NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and extend credit to the Debtor thereunder, and in consideration thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Granting Clause; Intellectual Property Collateral; Assignments.

1.1 Granting Clause. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby sells, assigns and transfers unto the Secured Party, and hereby grants to the Secured Party, a first security interest in the Intellectual Property Collateral, to secure the Secured Obligations and Debtor's obligations under the Credit Agreement and the Security Agreement both between the Debtor and the Secured Party pursuant to which the Secured Obligations are incurred.

1.2 Intellectual Property Collateral. As used herein, the term "Intellectual Property Collateral" shall mean all now owned or hereafter acquired or arising:

(a) (i) patents and patent applications, including, without limitation, those listed on Schedule 1.2(a) hereto and the inventions and improvements described and claimed therein, and patentable inventions, (ii) the reissues, divisions, continuations, continuations-in-part, renewals and extensions of any of the foregoing, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right to sue for past, present and future infringements of any of the foregoing, and (v) all rights corresponding to any of the foregoing throughout the world (collectively, the "Patents");

(b) (i) trademarks, service marks, trademark registrations, service mark registrations, trade names, collective marks and certification marks, and trademark and servicemark applications, and trade dress, including logos and/or designs, in connection with any of the foregoing including, without limitation, those listed on Schedule 1.2(b) hereto, (ii) all renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right to sue for past, present and future infringements of any of the foregoing, (v) all rights corresponding to any of the foregoing throughout the world, and (vi) the goodwill of the Debtor's business connected with and symbolized by any of the foregoing (collectively, the "Marks");

(c) (i) trade secrets, including, without limitation, patentable inventions, any and all product formulae, manufacturing techniques, product specifications, financial information, customer lists, computer data and programs, and marketing and business plans, (ii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iii) the right to sue for past, present and future infringements of any of the foregoing, and (iv) all rights corresponding to any of the foregoing throughout the world (collectively, the "Trade Secrets").

(d) (i) copyrights, copyright registrations, and copyright applications, including, without limitation, those listed on Schedule 1.2(d) hereto and copyrights for computer programs and all tangible property embodying the copyrights, (ii) the reissues, renewals and extensions of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right to sue for past, present and future infringements of any of the foregoing, and (v) all rights corresponding to any of the foregoing throughout the world (collectively, the "Copyrights");

(e) licenses and license agreements, whether as a licenser or licensee, with any other Person, including, without limitation, the licenses of the Debtor listed on Schedule 1.2(e) hereto, relating to the use of any Patents, Marks, Trade Secrets or Copyrights, and all rights of each Debtor under any of the foregoing, including the right to (i) prepare for sale, (ii) sell, and (iii) advertise for sale, all inventory now or hereafter owned by each Debtor and now or hereafter covered by such license (collectively, the "Licenses");

together with all proceeds (cash and non-cash) and products of the foregoing.

1.3 Assignments. In order to duly perfect the Secured Party's interests in the Intellectual Property Collateral and/or to notify interested third parties of the Secured Party's interests therein, each Debtor shall contemporaneously herewith duly execute and deliver to the Secured Party, and the Secured Party may file, with the U.S. Patent and Trademark Office (the "PTO") or the U.S. Copyright Office (the "Copyright Office"), as appropriate, and any appropriate state and local filing offices, a written assignment (in each case, an "Assignment") of Patents, Marks or Copyrights owned by such Debtor, each to be in substantially the form of Exhibits A, B and C, respectively, hereto. At such time or times as any Debtor shall acquire or obtain any new Intellectual Property Collateral or rights thereto, each Debtor shall promptly notify the Secured Party by delivering to the Secured Party an amendment to the appropriate Schedule and to the appropriate exhibit hereto, and shall promptly duly execute and deliver to the Secured Party, and the Secured Party may file or record, if necessary, an appropriate Assignment with the appropriate filing or recording office, provided, however, Debtor shall not be required to assign any application for an intent-to-use a trademark or service mark.

2. General Provisions.

Each Debtor hereby represents and warrants to and covenants with the Secured Party as follows:

2.1 Title to Security; First Lien.

(a) The Intellectual Property Collateral listed on the Schedules (and any amendments thereto) hereto constitute all material property rights of the Debtor described in Sections 1.2(a) through (d) hereof to which the Debtor has any right, title or interest or which are used in connection with the Debtor's business and all of such Intellectual Property Collateral is, to the best of Debtor's knowledge, valid and subsisting, unrevoked and uncancelled and none of the foregoing has been adjudged unenforceable, in whole or in part and, all of the Intellectual Property collateral is enforceable in accordance with its terms. The Debtor is to the best of its knowledge the owner or is licensed to use or practice under all trademarks, service marks, patents, trade secrets and copyrights used in its business.

(b) To the best of Debtor's knowledge, the Debtor is the true and lawful sole and exclusive owner of the Intellectual Property Collateral, including any Intellectual Property Collateral acquired or arising after the date hereof, and the Intellectual Property Collateral is subject to no Lien, including covenants by the Debtor not to sue third Persons, other than Permitted Encumbrances and the provisions of Section 7 hereof and, except for the foregoing, no financing statement, security agreement, assignment, license, covenant not to sue, shop rights or other Lien instrument covering all or any part of the Intellectual Property Collateral is on file in any public office; and the Debtor will not execute or authorize to be filed in any public office any of the foregoing except in favor of the Secured Party or with respect to a Permitted Encumbrance.

(c) Upon (i) the giving of value to the Debtor by the Secured Party, (ii) the delivery to the Secured Party of any Intellectual Property Collateral consisting of Instruments or other collateral possession of which is required for perfection, (iii) the filing of financing statements on form UCC-1 (or other comparable form) in the appropriate filing offices, and (iv) upon the filing of any Assignments in the appropriate filing offices, the Secured Party will obtain a valid, enforceable first priority perfected Lien and security interest in the Intellectual Property Collateral except to the extent of any Liens permitted hereby.

2.2 New Intellectual Property Collateral. Any Intellectual Property Collateral acquired or developed by any of the Debtor's officers, directors, stockholders or employees in the course of the Debtor's business shall be owned of record by the Debtor and shall be automatically subject to Section 1 hereof.

2.3 Chief Executive Office; Intellectual Property Collateral Locations. The Debtor's chief executive office and the office where the Debtor keeps its books and records relating to the Intellectual Property Collateral, is located at the locations set forth on the Disclosure Schedule. The Debtor will not move its chief executive office unless (i) it shall have given to the Secured Party not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request and (ii) with respect to such new location, it shall have taken all action satisfactory to the Secured Party to maintain the security interest of the Secured Party in the Intellectual Property Collateral to be granted hereby at all times fully perfected and in full force and effect. The originals of all documents evidencing the Intellectual Property Collateral and the only original records of the Debtor relating thereto are and will continue to be kept at such locations and/or at the offices of the Debtor's attorneys, Merritt & Merritt, 30 Main Street, Suite 330, Burlington, VT 05401.

2.4 General Duties of the Debtor. The Debtor shall (i) prosecute diligently any patent, trademark, service mark or copyright application material to its business pending as of the date hereof or thereafter until the Secured Obligations shall have been paid in full, (ii) make application at the federal level on unpatented but patentable inventions and on trademarks, service marks and copyrights, as Debtor in its reasonable discretion deems appropriate, (iii) preserve and maintain all rights in the Patents, Marks, Trade Secrets, Copyrights and Licenses, and (iv) fulfill its obligations under any and all Licenses, except with the prior written consent of the Secured Party. Any expenses incurred in connection with the foregoing shall be borne by the Debtor, including, without limitation, any and all maintenance fees. Except in its commercial reasonable judgment, the Debtor shall not discontinue the payment any maintenance fees without the prior written consent of the Secured Party.

2.5 Filings and Consents. Debtor shall deliver to the Secured Party in form and substance satisfactory to the Secured Party:

(i) evidence that appropriate filings have been made to perfect the interests granted by the Debtor to the Secured Party hereby, including without limitation, filings with the PTO and the Copyright Office and financing statements on Form UCC-1 in the appropriate jurisdictions; and

(ii) evidence that all necessary consents, waivers and agreements have been obtained from any other party to the Licenses to the granting of the Lien in favor of the Secured Party in such Licenses.

2.6 Recording and Filing. At all times, and at its sole cost and expense, the Debtor shall cause appropriate assignments, confirmatory assignments and financing and continuation statements to be recorded and filed and to be kept recorded and filed in such manner and in such places, shall pay all such recording, filing or other taxes, fees and other charges, and shall comply with all such statutes and regulations, as may be required by law in order to establish, preserve, perfect and protect the first Lien (subject to the Permitted Encumbrances, if any) of the Secured Party in the Intellectual Property Collateral (including, without limitation, any interests acquired after the execution hereof) and the rights of the Secured Party thereunder. The Secured Party may record or file as such a financing statement or statements, a carbon, photographic or other reproduction of this Agreement.

2.7 Restrictions on Future Agreements. Each Debtor agrees that until the Secured Obligations shall have been paid in full, the Debtor will not, without the Secured Party's prior written consent, sell, assign, pledge, encumber or otherwise transfer to any Person other than the Secured Party, any of the Debtor's rights in its present or future Patents, Marks, Trade Secrets, Copyrights or Licenses, or enter into any other agreement, including, without limitation, a license agreement, which is inconsistent with the Debtor's obligations under this Agreement, except (i) licenses by Debtor in the ordinary course of business , (ii) so-called end-user, non-exclusive licenses granted to the Debtor's customers in the ordinary course of its business, and (iii) Liens in favor of the Secured Party pursuant hereto or in respect of the Permitted Encumbrances or other Liens permitted hereby. Each Debtor further agrees that it will not take any action, or permit any action to be taken by any affiliate of the Debtor or any other Person subject to the Debtor's control, including, without limitation, licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to the Secured Party under this Agreement.

2.8 Infringements. To the best of Debtor's knowledge, none of the Intellectual Property Collateral infringes the superior rights of any Person and, except as set forth on the Disclosure Schedule, there is no pending or threatened claim, action, suit or proceeding against the Debtor with respect to any alleged infringement by the Debtor's business or operations of any trademark, service mark, patent, trade secret or copyright. Each Debtor agrees, promptly upon learning thereof, to notify the Secured Party in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any Person who may be infringing or otherwise violating any of the Debtor's rights in and to any Intellectual Property Collateral in a manner which is materially adverse to the Debtor, or with respect to any Person claiming that the Debtor's use or practice of any Intellectual Property Collateral violates any property right of that Person. Each Debtor further agrees, unless otherwise directed by the Secured Party, diligently to prosecute and/or enjoin permanently any Person infringing any such rights in a manner which is or may become materially adverse to the Debtor. Each Debtor further agrees that it will not settle or compromise any dispute, claim, suit or legal proceeding with regard to the same without the prior written consent of the Secured Party.

2.9 Amendments. Etc. The Debtor shall not and shall not permit any documents, instruments, chattel paper, guarantees and contracts constituting or evidencing any Intellectual Property Collateral hereunder to be amended, modified or changed in any way without the prior written consent of the Secured Party.

2.10 Direction to Third Parties; Etc. Upon the occurrence of an Event of Default, the Debtor agrees (i) to cause payments, if any, on account of the Licenses to be made directly to a cash collateral account established by the Secured Party and (ii) that the Secured Party may, at its option, directly notify the obligors with respect to any Licenses to make any payments with respect thereto as provided in the preceding clause. Without notice to or assent by the Debtor, the Secured Party may apply any or all amounts therein, or thereafter deposited in, any cash collateral account in the manner provided in Section 8.7 hereof. The costs and expenses (including attorneys' fees) of collection, whether incurred by the Debtor or the Secured Party, shall be borne by the Debtor.

2.11 Collection. Debtor shall endeavor to cause to be collected from the obligor under any License, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) amounts, if any, owing under or on account of such License, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance under such License, except that, prior to the occurrence of an Event of Default, the Debtor may allow in the ordinary course of business adjustments to amounts, if any, owing under its Licenses or an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Debtor deems appropriate in accordance with sound business judgment. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Debtor or the Secured Party, shall be borne by the Debtor.

2.12 Payments. Debtor shall pay or cause to be paid promptly when due all taxes and other governmental levies, to whomever and whenever laid or assessed, whether on this Agreement, or on or in respect of any of the Intellectual Property Collateral, which if unpaid might by law become a Lien upon any of the foregoing; provided, however, that, except to the extent otherwise provided in any other Loan Document, any such tax, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Debtor shall have set aside on its books appropriate reserves with respect thereto; and provided, further, that the Debtor will pay all such taxes, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

2.13 Employees. Agents. Etc. Debtor has entered and will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants herein contained.

2.14 Further Assurances. Upon the Secured Party's request from time to time, the Debtor will make, execute, endorse, acknowledge, file and/or deliver, and file and record in the proper filing and recording places, if applicable, all such instruments, including without limitation transfer endorsements, powers of attorney, certificates, reports and other assurances, and take all such action as the Secured Party or counsel for the Secured Party may reasonably deem necessary or advisable to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the Intellectual Property Collateral and the priority of the Secured Party's Lien therein provided for hereunder.

3. Special Provisions Concerning Marks and Licenses.

3.1 Maintenance of Records. Debtor will keep and maintain or cause to be kept or maintained at its own cost and expense satisfactory and complete records of its Marks and Licenses, including, but not limited to, the originals of all documentation with respect thereto, and each Debtor will make the same available to the Secured Party for inspection, at the Debtor 's own cost and expense, at any and all reasonable times upon reasonable prior notice. Each Debtor shall, at its own cost and expense, deliver all tangible evidence of its Marks and Licenses (including, without limitation, all Certificates of Registration relating to Marks and all Licenses) and such books and records relating thereto (including, in the case of Marks, file histories with regard to the prosecution and registration of such Marks, to the extent within the possession or control of the Debtor) to the Secured Party or to its representatives (copies of which evidence and books and records may be retained by the Debtor) at any time upon its demand. If the Secured Party so directs, each Debtor shall legend, in form and manner reasonably satisfactory to the Secured Party, the Licenses, as well as books, records and documents of the Debtor evidencing or pertaining to the Licenses with an appropriate reference to the fact that the Licenses have been assigned to the Secured Party and that the Secured Party has a security interest therein. In furtherance of the foregoing, the Debtor hereby grants to the Secured Party or the Secured Party's designee the right to visit upon reasonable prior notice during normal business hours any or all of the Debtor's places of business which manufacture, sell, inspect or store goods sold or services rendered (or which have done so during the prior six month period) under any Mark, and to inspect the services and goods and control records relating thereto. Secured Party shall conduct such inspections in a manner that is not unreasonably disruptive to Debtor's business and operations, and will obey any safety or work rules of Debtor while on its premises.

3.2 Standards of Quality. Each Debtor has, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of goods sold under the Marks. The Debtor has heretofore controlled, and will hereafter continue to control, the nature and quality of the goods and services in respect of which any Mark is used by any Person.

3.3 Preservation of Marks. Each Debtor has used and agrees to use, and to cause licensees to use, proper statutory notice in connection with the use of the Marks. Except as the same may be discontinued in the ordinary course of business, each Debtor further agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

3.4 Maintenance of Applications and Registrations. Each Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq., as amended, to maintain its trademark and service mark registrations which are material to its business and its pending applications with respect thereto, including, but not limited to, statements and affidavits of use and applications for renewals of registration, and shall pay all fees and disbursements in connection therewith, and shall not abandon any pending application or existing registration which is material to its business prior to the exhaustion of all administrative and judicial remedies, without the prior written consent of the Secured Party. Each Debtor agrees to notify the Secured Party six (6) months prior to the dates on which any affidavits of use or applications for renewal of registration are due that the affidavit or application is being processed.

4. Special Provisions Concerning Patents.

4.1 Maintenance of Applications and Patents. Each Debtor shall not abandon any right to file a patent application nor shall the Debtor abandon any pending patent application, Patent, or any right with respect to the foregoing which in each case is material to its business, prior to exhaustion of all administrative and judicial remedies, without the prior written consent of the Secured Party. At its own expense, each Debtor shall make timely payment of all post-issuance fees required to maintain in force rights under each Patent.

4.2 Scope of Patents. Each patent owned or licensed by each Debtor is broad enough in scope to preclude substantial competition with the product or good covered thereby.

4.3 Prior Art. Each Debtor has notified the Secured Party in writing of all prior art (including public uses and sales) of which it is aware.

5. Special Provisions Concerning Trade Secrets.

5.1 Maintenance. Each Trade Secret of the Debtor which is legally protectable as a trade secret has been preserved as "secret" and suitable security precautions have been taken with respect to each such Trade Secret, including confidentiality and noncompetition agreements with its employees, agents, officers and directors. Upon request, each Debtor shall give the Secured Party copies of any such agreements.

6. Special Provisions Concerning Copyrights.

6.1 Maintenance of Applications and Copyrights. Debtor shall not abandon any right to file a copyright application nor shall Debtor abandon any pending copyright application, Copyright, or any right with respect to the foregoing, prior to exhaustion of all administrative and judicial remedies, without the prior written consent of the Secured Party.

7. Grant-Back License.

7.1 License. Unless and until there shall exist an Event of Default and the Secured Party has given notice to the Debtor of the Secured Party's intention to exercise its rights under this Agreement, the Secured Party hereby grants to the Debtor, without representation or warranty by the Secured Party, the exclusive, nontransferable (except by sublicense in the ordinary course of Debtor's business) right and license (i) to use the Marks on and in connection with goods and services sold by the Debtor, or its franchises, for the Debtor's own benefit and account and for none other, (ii) under the Patents, to make, have made for it, use and sell the inventions disclosed and claimed in the Patents for the Debtor's own benefit and account and for none other, (iii) to collect any and all royalties under any sublicenses granted by the Debtor, (iv) to prosecute any and all applications and maintain any and all registrations for such Marks and Patents, (v) to preserve and protect the Patents and Marks against infringement by third parties in the Debtor's reasonable commercial judgment, and (vi) to settle all disputes with third parties with respect to use or non-use of the Patents and Marks. The Debtor agrees not to sell or assign its interest in, or grant any sublicense (except in the ordinary course of business) under the license granted to the Debtor in this Section, without the prior written consent of the Secured Party.

7.2 Royalties. Each Debtor hereby agrees that the use by the Secured Party of any and all Intellectual Property Collateral shall, subject to applicable law and to any then existing Licenses granted by the Debtor of any such Patent, Mark, Trade Secret or Copyright, be without any liability for royalties or other related charges from the Secured Party to Debtor.

8. Rights and Remedies of Secured Party.

8.1 Rights Exercisable Regardless of Event of Default. Whether or not an Event of Default exists, the Secured Party shall have the following rights:

(a) The Secured Party is hereby specifically authorized to make, at the Secured Party's sole option, any or all payments required to be made either hereunder or otherwise in respect of the Intellectual Property Collateral by Debtor, unless Debtor has intentionally abandoned such Intellectual Property Collateral in its reasonable commercial judgment in the ordinary course of business. Such payments may include, but are not limited to, payments for maintenance fees, taxes, and other governmental levies, and insurance premiums. The Secured Party shall have the right, but not the duty, to perform any obligations of the Debtor relating to the Intellectual Property Collateral, without waiving any other rights or releasing Debtor from any obligation hereunder.

(b) The Secured Party shall have the right, but not the duty, to intervene or otherwise participate in any legal or equitable proceeding which, in the Secured Party's sole judgment, affects the Intellectual Property Collateral or any of the rights created or secured by this Agreement, provided that the Debtor has the right to settle or compromise any suit, claim or action without the consent of Secured Party if, in the reasonable commercial judgment of Debtor, such settlement or compromise is in the best interest of Debtor.

Such rights may be exercised by the Secured Party at any time, but only after notice to the Debtor, and only to the extent permitted by law and necessary to protect the Secured Party's rights hereunder and in the Intellectual Property Collateral.

8.2 Power of Attorney. After an Event of Default, in order to permit the Secured Party to operate each Debtor's business without interruption and to use the Marks and associated goodwill in conjunction therewith and other Intellectual Property Collateral, and otherwise to effectuate the intent of the parties hereto, each Debtor hereby appoints the Secured Party the true and lawful attorney-in-fact for the Debtor with full power of substitution, in its name or in the name of the Debtor or otherwise, for the sole benefit of the Secured Party but at the sole expense of the Debtor, without notice to or demand upon the Debtor, at any time whether or not an Event of Default has occurred, (i) to notify any party, and to demand, collect, receive payment of, receipt for, settle, compromise or adjust and give discharges and releases with respect to, any Intellectual Property Collateral; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect any monies due to the Debtor and to enforce any rights pursuant to any Intellectual Property Collateral or any other rights in respect thereof including suits for infringement; (iii) to defend any suit, action, or proceeding brought against the Debtor in respect of any Intellectual Property Collateral; (iv) to settle, compromise or adjust any suit, action or proceeding described in clauses (ii) or (iii) above and, in connection therewith, to give such discharges, terminations or releases as the Secured Party may deem appropriate; (v) to endorse the name of the Debtor on checks, notes, drafts, acceptances, money orders, or other instruments or documents constituting payments on account of any Intellectual Property Collateral; (vi) to sign and file or record the foregoing described Assignments or any financing or other statement in order to perfect or protect the Secured Party's security interest in the Intellectual Property Collateral; (vii) to prosecute any applications, renewals and other matters in connection with any of the Intellectual Property Collateral and to sign the name of the Debtor on any and all agreements, documents, statements, certificates or other writings necessary or advisable to effect such purposes; (viii) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with any Intellectual Property Collateral, including any new Intellectual Property Collateral, as fully and completely as though the Secured Party were the absolute owner thereof for all purposes. The powers vested in the Secured Party are, and shall be deemed to be, coupled with an interest and irrevocable. The powers conferred on the Secured Party by this Agreement are solely to protect the Secured Party's interest and shall not impose upon the Secured Party any duty to exercise any such power, and if the Secured Party shall exercise any such power, the Secured Party shall be accountable only for amounts that the Secured Party actually receives as a result thereof and shall not be responsible to the Debtor except for willful misconduct.

8.3 Effect of Exercise of Rights. Any sums paid, and any costs or expenses, including reasonable attorneys' fees, incurred by the Secured Party, pursuant to the Secured Party's exercise of rights specified or referred to herein, shall: (a) as between the parties hereto and their successors-in-interest, be deemed valid, so that in no event shall the necessity or validity of any such payments, costs or expenses be disputed; and (b) with respect to such sums, costs and expenses, be, until paid, part of the Secured Debt and, until paid, shall accrue interest at the Default Rate.

8.4 Remedies. Upon the occurrence of any Event of Default, the Secured Party may at any time thereafter, at its option and, upon seven (7) days written notice, exercise any or all of the following rights and remedies:

(a) terminate the license granted to the Debtor pursuant to Section 7 hereof;

(b) collect, receive, appropriate and realize upon the Intellectual Property Collateral or any part thereof;

(c) exercise any or all of the rights and remedies granted to it under this Agreement or any other Loan Document and take such other actions or proceedings as the Secured Party deems necessary or advisable to collect or enforce or to protect its interest in the Secured Debt or the Intellectual Property Collateral;

(d) enter, with or without process of law and without breach of the peace, any premises where the Intellectual Property Collateral or the books and records of the Debtor related thereto are or may be located, and without charge or liability to the Secured Party therefor seize and remove any tangible personal property evidencing the Intellectual Property Collateral (and copies of said Debtor's books and records in any way relating to the Intellectual Property Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing for sale and disposing of the Intellectual Property Collateral;

(e) exercise any one or more of the rights and remedies accruing to the Secured Party under any applicable law, or as provided herein or in the Loan Documents. The Debtor recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, no remedy at law will provide adequate relief to the Secured Party, and the Debtor agrees that the Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages; and

(f) exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code or comparable statute in the applicable jurisdiction, including, without limitation, the right to exercise all of the following rights and remedies:

(i) declare the entire right, title and interest of the Debtor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Secured Party;

(ii) declare the entire right, title and interest of the Debtor in and to each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Secured Party;

(iii) to take and practice or use all or any portion of the Intellectual Property Collateral;

(iv) to sell, license, or otherwise dispose of any or all of the Intellectual Property Collateral, including the goodwill of the Debtor's business symbolized by the Marks and the right to carry on the business and use the assets of the Debtor in connection with which the Marks have been used;

(v) to apply the proceeds of the Intellectual Property Collateral towards (but not necessarily in complete satisfaction of) the Secured Obligations; and/or

(vi) to direct the Debtor to refrain from practicing or using the Intellectual Property Collateral in any manner whatsoever, directly or indirectly, and, if requested by the Secured Party, change the Debtor's corporate name to eliminate therefrom any use of any Mark, as applicable, and execute such other and further documents that the Secured Party may request to further confirm this and to transfer ownership of the Intellectual Property Collateral and any associated goodwill to the Secured Party.

Any sale or other disposition of the Intellectual Property Collateral may be at public or private sale upon such terms and in such manner as the Secured Party deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Secured Party's disposition of the Intellectual Property Collateral. Unless otherwise permitted by law (in which event the Secured Party shall provide the Debtor with such notice as may be practicable under the circumstances), the Secured Party shall give the Debtor at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time, and place of any proposed public sale of, and of the date after which any private sale or other disposition, of the Intellectual Property Collateral, or any portion thereof, is to be made.

Such options may be exercised individually, sequentially or in concert, all such remedies being cumulative, the exercise of one not being deemed a waiver of any other or a cure of any Event of Default. An Event of Default shall not be deemed to be in existence or to be continuing for any purpose of this Agreement if the Secured Party pursuant to this Agreement shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Secured Party upon the occurrence thereof.

8.5 Waivers and Enforcement of Rights. The failure of the Secured Party to exercise any right or remedy or option provided for herein or otherwise shall not be deemed to be a waiver of any of the covenants or obligations secured by this Agreement or otherwise. No sale of all or any of the Intellectual Property Collateral, no forbearance on the part of the Secured Party, no release or partial release of any of the Intellectual Property Collateral, and no extension; whether oral or in writing, of the time for the payment of the whole or any part of the Secured Debt or any other indulgence given by the Secured Party to the Debtor or any other Person, shall operate to release or in any manner affect the Lien of the Agreement or the original liability of the Debtor. A waiver by the Secured Party on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon the Secured Party unless it is in writing and signed by the Secured Party. Debtor waives any requirement of diligence or promptness on the Secured Party's part in the enforcement of its rights under the provisions of this Agreement or any Loan Document. To the fullest extent the Debtor may do so, the Debtor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and the Debtor, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of foreclosure of the Liens hereby created. The Secured Party shall not be required to marshal the Intellectual Property Collateral, or any other Security in any particular order. The Debtor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against any co-obligor or any other Person obligated on or with respect to any Secured Obligations or granting any Security prior to the payment in full of the Secured Obligations. If any law referred to in this Section and now in force, of which the Debtor or its representatives, successors and assigns or other Person may take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. To the extent permitted by law and except as otherwise provided in this Agreement and the other Loan Documents, the Debtor expressly waives and relinquishes any and all rights and remedies which it may have or be able to assert by reason of the laws of the State of New Hampshire pertaining to the rights and remedies of sureties. With respect to any or all of the Secured Obligations and Intellectual Property Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release the Intellectual Property Collateral, to the addition or release of any Person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting thereof, all at such time or times as the Secured Party may deem advisable, and the Debtor agrees that the Secured Party may so act without regard to any requests or demands by the Debtor and without thereby incurring any liability to the Debtor or releasing the Debtor hereunder.

8.6 Duty to Intellectual Property Collateral. Anything herein contained to the contrary notwithstanding, neither the Secured Party nor any nominee or assignee shall have any obligation or liability by reason of or arising out of this Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time or times by virtue of this Agreement. The Secured Party makes no representations or warranties with respect to the Intellectual Property Collateral or any part thereof, and shall not be chargeable with any obligations or liabilities of the Debtor or any other Person with respect thereto.

8.7 Application of Proceeds. The proceeds of all collections and any other moneys (including any cash contained in the Intellectual Property Collateral), the application of which is not otherwise herein or in any other Loan Document provided for, shall be applied as follows:

First, to the payment of the costs and expenses of collection, sale or other disposition of the Intellectual Property Collateral, including the reasonable compensation of the Secured Party and its counsel, and all other charges against the Intellectual Property Collateral;

Second, any surplus then remaining to the payment of the Secured Obligations secured by such Intellectual Property Collateral in such order and manner as the Secured Party in its sole discretion may determine; and

Third, any surplus then remaining shall be paid to the Debtor, subject, however, to the rights of the holders of any then existing Lien or as otherwise required by law.

9. Definitions.

9.1 Unless otherwise defined herein, terms used herein shall have the meanings set forth in the Security Agreement or in the Credit Agreement. For purposes of this Agreement, the following terms defined elsewhere in this Agreement and as set forth below shall have the respective meanings therein and herein defined:

Term Definition

"Agreement" Preamble

"Assignment" Section 1.3

"Copyright Office" Section 1.3

"Copyrights" Section 1.2 (d)

"Debtor" Preamable

"Intellectual Property Collateral" Section 1.2

"Licenses" Section 1.2 (e)

"Loan Document" Section 10.10

"Marks" Section 1.2 (b)

"Patents" Section 1.2 (a)

"PTO" Section 1.3

"Secured Party" Preamble

"Security Agreement" Preamble

"Trade Secrets" Section 1.2 (c)

9.2 "Secured Obligations" as used herein shall mean the Obligations of the Borrowers under the Credit Agreement.

10. General.

10.1 Fees and Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorney's fees and legal expenses incurred by the Secured Party in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of the transactions contemplated hereby, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Intellectual Property Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the foregoing, shall be borne and paid by the Debtor on demand by the Secured Party.

10.2 Defeasance. When all Secured Obligations have been indefeasibly paid and performed in full and no further obligation on the part of the Secured Party or the Debtor shall exist, this Agreement shall cease and terminate, and, at the Debtor's written request, accompanied by such certificates, opinions and proof as the Secured Party shall reasonably deem necessary, the Intellectual Property Collateral furnished hereunder shall revert to the Debtor and the estate, rights, title, and interest of the Secured Party therein shall cease, and thereupon on the Debtor's written request and at its cost and expense, the Secured Party shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Debtor the Intellectual Property Collateral furnished hereunder then in its possession; subject, however, to the terms and provisions contained in Section 10.3 hereof.

10.3 Survival. All covenants, agreements, representations and warranties made herein or in any other Loan Document and in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied upon by the Secured Party, notwithstanding any investigation made by the Secured Party or on the Secured Party's behalf, and shall survive the execution and delivery to the Secured Party hereof and thereof. Each such covenant, agreement, representation and warranty is hereby confirmed by the Debtor to be true and correct in all respects with the same force and effect on and as of the date of delivery of any Intellectual Property Collateral to the Secured Party as though made as of the date of such delivery.

10.4 Amendments. This Agreement may not be waived, changed or discharged orally, but only by an agreement in writing and signed by the Secured Party, and any oral waiver, change or discharge of any provision of this Agreement shall be without authority and of no force and effect.

10.5 Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon the Debtor, its successors and assigns and shall inure to the benefit of the Secured Party, its successors and assigns. Any purchaser, assignee or transferee of any of the Secured Obligations and the Secured Party's security interest hereunder shall forthwith become vested with and entitled to exercise all the powers and rights given by this Agreement and the other Loan Documents to the Secured Party, as if said purchaser, assignee, transferee or pledges were originally named herein.

10.6 Entire Agreement: Separability; Governing Law. This Agreement, any Schedules or Exhibits hereto and any riders or other attachments, and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof. If at any time one or more provisions of this Agreement or any Loan Document, any amendment or supplement thereto or any related writing is or becomes invalid, illegal or unenforceable in whole or in part in any jurisdiction, the validity, legality and enforceability of such provision in any other jurisdiction or of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of New Hampshire without regard to its conflict of laws provisions.

10.7 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

10.8 Singular or Plural; Joint or Several. The term "Debtor," together with any pronoun referring thereto, shall include the singular, plural, masculine, feminine and neuter, as the context may require; and if more than one Person constitutes the Debtor, the obligations of such Persons shall be joint and several.

10.9 Headings. The headings to Sections appearing in this Agreement and in any Loan Document have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to, define, limit or extend the scope or intent of the Sections to which they appertain.

10.10 Loan Document. This Agreement shall constitute a "Loan Document" as defined in the Credit Agreement. The terms and provisions of this Agreement are intended to supplement the terms and provisions of the security portions of the Security Agreement and are not intended to limit the force or effect of such provisions.

IN WITNESS WHEREOF, this instrument has been executed under seal as of the day and year first above written.

                                                            DEBTOR

                                                            GREEN MOUNTAIN COFFEE ROASTERS, INC.

_/s/ H. Kenneth Merritt, Jr.________ By:_/s/ William G. Hogan_________________

Witness                                                William G. Hogan, for, on behalf of, and as Duly Authorized Officer or Agent of the above-named corporation

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this _30th__ day of August, 2002, by William G. Hogan, for, on behalf of, and as Duly Authorized Officer or Agent of, GREEN MOUNTAIN COFFEE ROASTERS on behalf of each of the corporation.

_____/s/ Thomas P. Manson

Justice of the Peace/Notary Public

My Commission Expires:__9/28/2004_

SCHEDULES AND EXHIBITS

SCHEDULES: 1.2(a)

1.2(b)

1.2(d)

1.2(e)

EXHIBITS: A Collateral Assignment of Patents

B Collateral Assignment of Marks

C Collateral Assignment of Copyrights

SCHEDULE 1.2(a)

to

Security Agreement (Intellectual Property)

dated as of August ___, 2002

made by

GREEN MOUNTAIN COFFEE ROASTERS, INC.

in favor of Fleet National Bank, as agent

Patents

                        Application or                 Filing                 Issue or             Expiration
Title                 Patent No.                      Date                  Filing Date         Date                         Country

NONE

SCHEDULE 1.2(b)

to

Security Agreement (Intellectual Property)

dated as of August ____, 2002

made by

GREEN MOUNTAIN COFFEE ROASTERS, INC.,

in favor of Fleet National Bank, as agent

Marks

Mark	Class	Number	Registered	Reg. No.	Country

APPROPRIATE ROAST	30	75/329504	Registered 07/06/99	Reg. No. 2,258,573.	US
AUTUMN HARVEST BLEND	30	75/375008	Registered 10/20/98	Reg. No. 2,198,448 10/20/08	US
BLACK PARROT	30	78/132854	ITU application filed 06/03/02		US
CAFE VERMONT	30	75/072,793	Registered 09/16/97	Reg. No. 2,096,771.	US
FRESH FROM THE ROASTER	16	75/440653	Registered 04/20/99	Reg. No. 2,240,634.	US
GREEN MOUNTAIN COFFEE	30	74/036,069	Registered 1/15/91.	Reg. No.1,631,794	US
GREEN MOUNTAIN COFFEE	30	15,617-006	Registered August 20, 2001	Serial No. 874,412. Reg. No. 544898	Canada
GREEN MOUNTAIN COFFEE	30	822.718.758	Trademark Application filed 10/19/00.		Brazil
GREEN MOUNTAIN	30	1026727	Trademark Application filed 06/20/01		South Korea
GREEN MOUNTAIN COFFEE ROASTERS	30	74/036,064	Registered 3/26/91	Reg. No. 1,639,220	US
GREEN MOUNTAIN COFFEE ROASTERS	30	74/466,677	Registered 10/04/94	Reg. No. 1,856,892	US
GREEN MOUNTAIN COFFEE ROASTERS	30	1625748		Office application filed 04/25/00. Registered as of filing date.	EU
GREEN MOUNTAIN COFFEE ROASTERS	30	15,617-007	Registered August 20, 2001	Serial No. 874,413. Reg. No. 549,966	Canada
GREEN MOUNTAIN COFFEE ROASTERS	30	2164066	Registered 04/15/98.		United Kingdom
GREEN MOUNTAIN COFFEE ROASTERS	30		Application filed 01/14/02		South Korea
GREEN MOUNTAIN COFFEE ROASTERS	30		Application filed 11/29/01		Taiwan
GREEN MOUNTAIN COFFEE ROASTERS	42	74/035,961	Registered 3/5/91	Reg.No. 1,637,212	US
GREEN MOUNTAIN COFFEE ROASTERS	42	74/449,959	Registered 10/4/94	Reg. No. 1,857,085	US
GREEN MOUNTAIN COFFEE ROASTERS and Design	30	822.731.959	Trademark Application filed 10/20/00.		Brazil
GREEN MOUNTAIN FILTERS	16	74/080,885	Registered 6/4/91.	Reg. No. 1,646,839	US
ITS A JUNGLE OUT THERE... LET=S KEEP IT THAT WAY	30	75/388843	Registered 08/07/01	Serial No. 2,476,059.	US
LA ESPERANZA	30	78/050379	Registered 11/27/01	Reg. No. 2,512,879.	US
LAKE & LODGE	30	78/050377	Registered 11/27/01	Reg. No. 2,512,878.	US
MOCHA ALMOND CHILLER	30	75/270,419	Registered 03/17/98.	Reg. No. 2,144,686	US
MONTE VERDE	30	78/037686	Registered 01/01/02	Reg. No. 2,525,258	US
MONTE VERDE	30 and 32	75/749086	ITU Application filed 07/12/99		US
NANTUCKET BLEND	30	74/366,955	Registered 11/23/93	RegNo. 1,806, 305	US
ORGANIC BLACK PARROT BLEND	30	78/136200	ITU application filed 06/17/02		US
PARTNERFARM	35	78/126496	ITU application filed 05/06/02		US
QUICK-CUP	30	78/147056	ITU application filed 07/24/02		US
RAINFOREST NUT	30	74/083,991	Registered 7/16/96 ('2(f))	RegNo. 1,986,423	US
STEWARDSHIP	30	74/349698	Registered 1/11/94	Reg. No. 1,816,056	US
STEWARDSHIP	42	74/507,592	Registered 09/12/95	Reg. No. 1,918,520	US
TAPESTRY BLEND DARK	30	75/289,237	Registered 5/5/98	Reg. No. 2,154,988	US
THE TASTE OF A BETTER WORLD	30	78/101631	ITU Application filed 01/09/02.		US
VERMONT COUNTRY BLEND	30	74/668,531	Registered 11/12/96	Reg. No. 2,014,946	US
YOU=RE FOLLOWING THE LEADER	30	75/270418	Registered 05/04/99.	Reg. No. 2,243,407	US

SCHEDULE 1.2(d)

to

Security Agreement (Intellectual Property)

dated as of August __, 2002

made by

GREEN MOUNTAIN COFFEE ROASTERS, INC.,

in favor of Fleet National Bank, as agent

Copyrights

                             Registration or                        Registration or
Title                      Application No.                     Application Date                                        Author

NONE

SCHEDULE 1.2(e)

to

Security Agreement (Intellectual Property)

dated as of August ____, 2002

made by

GREEN MOUNTAIN COFFEE ROASTERS, INC.,

in favor of FLEET NATIONAL BANK, as agent

Licenses

Licensor                         Licensee             Date                            Subject Matter

Keurig, Incorporated     Debtor                 June 2000                 Patents, trademarks and
                                                                As amended               trade secrets related to manufacturing and sale of K- Cups

PeopleSoft                     Debtor                 January 1997             Computer Software

EXHIBIT A

COLLATERAL ASSIGNMENT OF PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation, having its principal offices at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Assignor") hereby assigns and grants to Fleet National Bank, with a place of business at a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101, for itself as Lender and as Agent for the Lenders identified from time to time under a certain Credit Agreement dated August ___, 2002, to which the Assignor is a party and borrower thereunder (the "Assignee"), a security interest in and to all of the rights, title and interest of the Assignor in and to the (i) patents and patent applications as set forth on Schedule A hereto, and the inventions and improvements described and claimed therein, and patentable inventions, (ii) the reissues, divisions, continuations, continuations-in-part, renewals and extensions of any of the foregoing, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right to sue for past, present and future infringements of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world (collectively, the "Patents").

Until and unless there shall exist an Event of Default under the Security Agreement (as defined below) and the Assignee has given notice to the Assignor of the Assignee's intention to exercise its rights under the Security Agreement, the Assignee hereby grants to the Assignor, without representation or warranty by the Assignee, the exclusive, nontransferable (except by sublicense in the ordinary course of Assignor's business) right and license (i) under the Patents to make, have made for it, use and sell the inventions disclosed and claimed in the Patents for the Assignor's own benefit and account and for none other and (ii) to collect any and all royalties under any sublicenses granted by the Assignor.

This Collateral Assignment is made pursuant to, and to further secure the satisfactory performance of all of the Secured Obligations as such term is defined in, that certain Security Agreement (Intellectual Property) dated as of August ____, 2002 by and between the Assignor, its affiliates and the Assignee, as the same may from time to time be amended and in effect (the "Security Agreement").

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal as of

August ____, 2002.

ASSIGNOR

                                                            GREEN MOUNTAIN COFFEE ROASTERS, INC.

_____________________________ By:______________________________

Witness                                                 William G. Hogan, for, on behalf of,
                                                             and as Duly Authorized Officer or Agent of the above-named corporation

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this _____ day of August, 2002, by William G. Hogan, for, on behalf of, and as Duly Authorized Officer or Agent of __________________________, a ____________ corporation, on behalf of said corporation.

____________________________________

Justice of the Peace/Notary Public

My Commission Expires:___________

EXHIBIT B

COLLATERAL ASSIGNMENT OF MARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation, having its principal offices at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Assignor") hereby assigns and grants to Fleet National Bank, with a place of business at a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101, for itself as Lender and as Agent for the Lenders identified from time to time under a certain Credit Agreement dated August ___, 2002, to which the Assignor is a party and borrower thereunder (the "Assignee"), a security interest in and to all of the rights, title and interest of the Assignor in and to the (i) trademarks, service marks, trademark registrations, service mark registrations, trade names, collective marks and certification marks and trademark and service mark applications, and trade dress, including logos and/or designs, in connection with any of the foregoing as set forth on Schedule A hereto, (ii) all renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right to sue for past, present and future infringements of any of the foregoing, (v) all rights corresponding to any of the foregoing throughout the world, and (vi) the goodwill of the Assignor's business connected with and symbolized by any of the foregoing (collectively, the "Marks").

Until and unless there shall exist an Event of Default under the Security Agreement (as defined below) and the Assignee has given notice to the Assignor of the Assignee's intention to exercise its rights under the Security Agreement, the Assignee hereby grants to the Assignor, without representation or warranty by the Assignor, the exclusive, nontransferable (except by sublicense in the ordinary course of Assignor's business) right and license (i) to use the Marks on and in connection with goods and services sold by the Assignor, for the Assignor's own benefit and account and for none other and (ii) to collect any and all royalties under any sublicenses granted by the Assignor.

This Collateral Assignment is made pursuant to, and to further secure the satisfactory performance of all of the Secured Obligations as such term is defined in, that certain Security Agreement (Intellectual Property) dated as of August _____, 2002 by and between the Assignor, its affiliates, and the Assignee, as the same may from time to time be amended and in effect (the "Security Agreement").

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal as of

_____________ ____, 2002.

                                                                ASSIGNOR

                                                                GREEN MOUNTAIN COFFEE ROASTERS, INC.

_____________________________      By:______________________________

Witness                                                     William G. Hogan, for, on behalf of, and as
                                                                  Duly Authorized Officer or Agent of the above-named corporations

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this _____ day of __________, 2002, by William G. Hogan, for, on behalf of, and as Duly Authorized Officer or Agent of __________________________, a ____________ corporation, on behalf of each of said corporation.

____________________________________

Justice of the Peace/Notary Public

My Commission Expires:___________

EXHIBIT C

COLLATERAL ASSIGNMENT OF COPYRIGHTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation, having its principal offices at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Assignor") hereby assigns and grants to Fleet National Bank, with a place of business at a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101, for itself as Lender and as Agent for the Lenders identified from time to time under a certain Credit Agreement dated August ___, 2002, to which the Assignor is a party and borrower thereunder (the "Assignee"), a security interest in and to all of the rights, title and interest of the Assignor in and to the (i) copyrights, copyright registrations, and copyright applications, including, without limitation, those listed on Schedule A hereto and copyrights or computer programs and all tangible property embodying the copyrights, (ii) the reissues, renewals and extensions of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right to sue for past, present and future infringements of any of the foregoing, and (v) all rights corresponding to any of the foregoing throughout the world (collectively, the "Copyrights").

This Collateral Assignment is made pursuant to, and to further secure the satisfactory performance of all of the Secured Obligations as such term is defined in, that certain Security Agreement (Intellectual Property) dated as of August ____, 2002 by and between the Assignor, its affiliates, and the Assignee, as the same may from time to time be amended and in effect.

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal as of

August _____, 2002.

                                                                            ASSIGNOR

                                                                            GREEN MOUNTAIN COFFEE ROASTERS, INC.

_____________________________                 By:______________________________

Witness                                                                 William G. Hogan, for, on behalf of, and as
                                                                              Duly Authorized Officer or Agent of the
                                                                              above-named corporation

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this _____ day of _________, 2002, by William G. Hogan, for, on behalf of, and as Duly Authorized Officer or Agent of __________________________, a ____________ corporation, on behalf of said corporation.

____________________________________

Justice of the Peace/Notary Public

My Commission Expires:___________

<ClosingDate>

COMMISSIONER OF PATENTS

AND TRADEMARKS

WASHINGTON, DC 20231

Attention: Assignment Branch

Re: ______________________

Ladies and Gentlemen:

Enclosed for recording is a Collateral Assignment of [Patents][Marks] dated August ______, 2002 granted by Green Mountain Coffee Roasters, Inc., in favor of Fleet National Bank, together with a completed form PTO-1594. Please record the enclosed instrument against all of the [patents and patent applications] [trademarks/service marks and applications therefor] listed in Schedule A thereto.

If the enclosed papers are determined to be incomplete in any respect, the Mail Room and/or the Assignment Branch is respectfully requested to contact the undersigned collect at the telephone number below.

A check in the amount of $_________________ payable to the Commissioner of Patents and Trademarks is enclosed with this letter to cover the recording fee.

Please indicate your receipt and acceptance of the enclosures by date-stamping the enclosed copy of this letter and returning it to me in the self-addressed, stamped envelope provided.

Respectfully submitted,

____________________________________

Thomas P. Manson, Esquire

Cook, Little, Rosenblatt & Manson, PLLC

350 Elm Street

Manchester, New Hampshire 03101

Tel. (603) 621-7104

<Closing Date>

COPYRIGHT OFFICE

LIBRARY OF CONGRESS

WASHINGTON, DC 20559

Re: Fleet Bank - NH

Ladies and Gentlemen:

Enclosed for recording is a Collateral Assignment of Copyrights dated

August ____, 2002 granted by Green Mountain Coffee Roasters, Inc., in favor of Fleet National Bank. Please record the enclosed instrument against all of the copyrights/mask works and applications therefor listed in Schedule A thereto.

If the enclosed papers are determined to be incomplete in any respect, please contact the undersigned collect at the telephone number below.

A check in the amount of $_____________ payable to the Register of Copyrights is enclosed with this letter to cover the recording fee.

Please indicate your receipt and acceptance of the enclosures by date-stamping the enclosed copy of this letter and returning it to me in the self-addressed, stamped envelope provided.

Respectfully submitted,

_________________________________

Thomas P. Manson, Esquire

Cook, Little, Rosenblatt & Manson, PLLC

350 Elm Street

Manchester, New Hampshire 03101

Tel. (603) 621-7104